POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT:

WHEREAS, on September 11, 2008, Signet Group plc (the "**Company**") expects to complete a reorganization of its corporate structure through a scheme of arrangement pursuant to Part 26 of the Companies Act 2006 of England and Wales, resulting in the formation of a new holding parent company, Signet Jewelers Limited, a Bermuda company ("**Signet Jewelers**"), the listing of common shares of Signet Jewelers on the New York Stock Exchange (the "**NYSE**"), and the delisting of the American Depositary Shares of the Company from the NYSE, among other things;

WHEREAS, the Company proposes to arrange to be filed with the Securities and Exchange Commission (the "**Commission**"), under the provisions of the US Securities Act of 1933, as amended (the "**Securities Act**"), a post-effective amendment to the registration statement on Form F-6 (No. 333-119099) filed by the Company with the Commission on September 17, 2004 (the "**Registration Statement**") to deregister the unissued American Depositary Shares of the Company;

WHEREAS, each of the undersigned is a director and/or officer of the Company, as indicated by his signature;

NOW, THEREFORE, each person whose signature appears below hereby constitutes and appoints Walker Boyd and Terry Burman and each of them severally his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of the said attorneys-in-fact and agents full power to act, with or without the others, and full power and authority to do and perform each and every act which such attorneys-in-fact and agents, or any one of them, may deem requisite and necessary or desirable to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below:

Signature	Title	Date
Sir Malcolm Williamson	Chairman of the Board of Directors	5 September 2008